Exhibit 12

Intervest Bancshares Corporation and Subsidiaries

Computation of Ratios of Earnings to Fixed Charges

	For the Year Ended December 31, 2007
($ in thousands)	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
Earnings before income taxes (1)	$ 34,452	$ 292	$1,650
Fixed charges, excluding interest on deposits (2)	11,106	3,647	6,526
Earnings before income taxes and fixed charges, excluding interest on deposits	45,558	3,939	8,176
Interest on deposits	78,547	-	-
Earnings before income taxes and fixed charges, including interest on deposits	$124,105	$3,939	$8,176

Earnings to fixed charges ratios:
Excluding interest on deposits	4.10 x	1.08 x	1.25 x
Including interest on deposits	1.38 x	1.08 x	1.25 x

	For the Year Ended December 31, 2006
($ in thousands)	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
Earnings before income taxes (1)	$ 41,484	$ 118	$ 5,813
Fixed charges, excluding interest on deposits (2)	12,666	4,910	7,197
Earnings before income taxes and fixed charges, excluding interest on deposits	54,150	5,028	13,010
Interest on deposits	65,631	-	-
Earnings before income taxes and fixed charges, including interest on deposits	$119,781	$5,028	$13,010

Earnings to fixed charges ratios:
Excluding interest on deposits	4.28 x	1.02 x	1.81 x
Including interest on deposits	1.53 x	1.02 x	1.81 x

	For the Year Ended December 31, 2005
($ in thousands)	Intervest Bancshares Corporation Consolidated	Intervest Bancshares Corporation	Intervest Mortgage Corporation
Earnings before income taxes (1)	$32,250	$ 112	$ 5,745
Fixed charges, excluding interest on deposits (2)	12,528	5,003	7,370
Earnings before income taxes and fixed charges, excluding interest on deposits	44,778	5,115	13,115
Interest on deposits	44,919	-	-
Earnings before income taxes and fixed charges, including interest on deposits	$89,697	$5,115	$13,115

Earnings to fixed charges ratios:
Excluding interest on deposits	3.57 x	1.02 x	1.78 x
Including interest on deposits	1.56 x	1.02 x	1.78 x

(1)	Intervest Bancshares Corporation’s earnings before income taxes includes dividends received from subsidiaries for purposes of this calculation.

(2)	Fixed charges represent interest on debentures and other short-term borrowings and amortization of debenture offering costs.